UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2016, Intellinetics, Inc., a Nevada corporation (the “Company”), issued three promissory notes in the aggregate amount of $225,000 (the “Notes”), to three accredited investors (the “Note Investors”). The Note Investors are: (i) Robert F. Taglich and Michael N. Taglich, each receiving a Note with a principal amount of $100,000, and each of which are related to the Company as beneficial owners of more than 5% of the Company’s common stock, and (ii) Robert C. Schroeder, receiving a Note with a principal amount of $25,000, and who is related to the Company as a director. The Notes mature on December 1, 2017 (the “Maturity Date”) and bear interest at an annual rate of interest of 8% until maturity, with interest beginning to accrue three months following the effective dates of the Notes, and payable quarterly at the Company’s option. The Note Investors have a right, in their sole discretion, to convert the Notes into any types of securities sold by the Company in its next equity financing on the same terms as other investors in such financing. If the Notes have not been fully repaid by the Company by the Maturity Date or converted into other securities prior to the Maturity Date, then such Notes will accrue interest at the annual rate of 10% from the Maturity Date until the date the Notes are repaid in full. The Company intends to use the proceeds of the Notes for working capital, general corporate purposes, and debt repayment. The form of the Notes are incorporated as Exhibit 10.1 to this Report, and the summary description of the terms of the Notes contained herein is qualified in its entirety by reference to Exhibit 10.1.

Pursuant to the Notes, the Note Investors also received five-year warrants to purchase the Company’s common stock, at an exercise price of $0.68 per share (the “Warrants”). Each Note Investor received 1 warrant for every $4 of principal invested in the Notes, resulting in the issuance of an aggregate of 56,250 warrants to the Note Investors as a group. The form of the Warrants are incorporated as Exhibit 10.2 to this Report, and the summary description of the terms of the Notes contained herein is qualified in its entirety by reference to Exhibit 10.2.

Item 1.02	Termination of a Material Definitive Agreement.

On December 2, 2016, the employment agreement by and between Kendall D. Gill and the Company terminated, as described in Item 5.02 of this Report, which description is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, the Company issued the Notes, in the aggregate principal amount of $225,000, as described in Item 1.01 of this Report, which description is incorporated herein by reference.

On November 30, the Company issued an aggregate of 56,250 Warrants, as described in Item 1.01 of this Report, which description is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        Kendall D. Gill, the Company’s Chief Financial Officer, has resigned his position with the Company to pursue other interests, effective December 2, 2016. Mr. Gill will received his regular compensation through December 2, 2016, and he will receive compensation for any unused, accrued paid time off as of that date. Mr. Gill will continue to receive his current employment benefits until December 31, 2016.

(c)       On November 30, 2016, the Board of Directors of the Company appointed Joseph D. Spain, age 49, as Chief Financial Officer and Treasurer of the Company, with the appointment effective December 2, 2016. Mr. Spain has been employed by the Company since October 31, 2016 as the Company’s controller.

Prior to joining the Company, Mr. Spain worked from September 2014 to October 2016 for nChannel, Inc., a software solutions provider for the small to medium business retail sector, ultimately serving as Chief Financial Officer of the company. From July 1995 to June 2014, Mr. Spain worked for Mettler-Toledo International, Inc., a global provider of measurement and precision instruments, ultimately serving as Vice President of Finance & Controller for one of the company’s operating units.

Mr. Spain and the Company have entered into an employment agreement, effective December 2, 2016, pursuant to which Mr. Spain is employed at will on a full-time basis. Mr. Spain’s base salary will be $140,000 per year, with a bonus of up to 20% of annual salary in the sole discretion of the Board of Directors of the Company, and benefits commensurate with Company policy. Mr. Spain will also receive a grant of 100,000 options to purchase common stock pursuant to the 2015 Intellinetics Equity Incentive Plan. Of the 100,000 granted options, 25,000 will vest at the completion of every 12-month period of Mr. Spain’s employment. The employment agreement contains customary provisions regarding nondisclosure of Company trade secrets and proprietary information, ownership of intellectual property, nonsolicitation of Company customers, clients, and employees, and noncompetition with the Company for a period of six (6) months following termination of employment. The form of the employment agreement is incorporated as Exhibit 10.3 to this Report, and the summary description of the terms of the agreement contained herein is qualified in its entirety by reference to Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Name of Exhibit
10.1	Form of Convertible Promissory Note dated November 30, 2016
10.2	Form of Warrant dated November 30, 2016
10.3	Employment Agreement by and between the Company and Joseph D. Spain, dated December 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Matthew L. Chretien
Matthew L. Chretien
President and Chief Executive Officer

Dated: December 6, 2016